UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300
Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 4, 2011, Flotek Industries, Inc. (“Flotek”) issued a press release that: (i) disclosed the estimated schedule for Flotek to release operating results for the 2010 fiscal year and hold an investor conference call in connection therewith; (ii) provided an operational and financial update for the quarter ended December 31, 2010 and the 2010 fiscal year; (iii) disclosed Flotek’s estimated minimum revenues for the quarter ended December 31, 2010; (iv) disclosed that Flotek was exercising its right to convert all outstanding shares of Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”); (v) disclosed certain accounting adjustments and (vi) announced that a representative of Flotek would present at the Independent Petroleum Association of America Florida Oil and Gas Investment Symposium.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 4, 2011, John Chisholm, Chairman and President of Flotek, is scheduled to present at the Independent Petroleum Association of America Florida Oil and Gas Investment Symposium in Hollywood, Florida at 9:25 a.m. Eastern Standard Time. The presentation materials for the conference are filed herewith as Exhibit 99.2 and are incorporated herein by reference. The presentation materials will also be posted in the Investor Relations section of Flotek’s website, www.flotekind.com.

The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On February 3, 2011, Flotek notified the holders of its shares of Preferred Stock that Flotek was exercising its right to cause all outstanding shares of the Preferred Stock to be automatically converted into shares of Flotek common stock (the “Common Stock”) at the prevailing conversion rate.

One of the conditions for mandatory conversion set forth in Section 10 of the certificate of designations governing the Preferred Stock (the “Certificate of Designations”) is that the closing price of the Common Stock had been at or above 150% of the current conversion price for the Preferred Stock (i.e., $3.45) for 15 of the prior 30 consecutive trading days. The other condition for mandatory conversion set forth in Section 10 of the Certificate of Designations is that Flotek have paid all accumulated and unpaid dividends on the Preferred Stock for dividend periods ended prior to the date of the conversion notice. As of February 3, 2011, these conditions had been satisfied.

The effective date of the mandatory conversion (the “Mandatory Conversion Date”) will be Friday, February 4, 2011. As of the Mandatory Conversion Date, each share of outstanding Preferred Stock will be converted into 434.782 shares of Common Stock and any resulting fractional shares will be paid in cash as provided in the Certificate of Designations.

Additionally, each holder of Preferred Stock is entitled to a dividend payment equal to eight quarterly dividends less all prior dividend payments should the Preferred Stock be mandatorily converted prior to the second anniversary of the issuance of the Preferred Stock. Pursuant to Section 5 of the Certificate of Designations, Flotek will pay the remaining amount of such dividends by delivery of shares of Common Stock. As of the Mandatory Conversion Date, holders will be entitled to receive 13.8356 shares of Common Stock for each share of outstanding Preferred Stock in payment of these dividends. On the Mandatory Conversion Date, dividends will cease to accrue on the converted Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 4, 2011

99.2	Presentation dated February 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: February 3, 2011	By:	/s/ JESSE E. NEYMAN
Jesse E. Neyman
Executive Vice President, Finance and Strategic Planning

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 4, 2011

99.2	Presentation dated February 2011